Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

OXIGENESIS, INC.,

THE SELLING SHAREHOLDERS

and

VERONI BRANDS CORP.

Dated: December 19, 2022

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of December 19, 2022 is entered into among Oxigenesis, Inc., a California corporation (“Oxigenesis” or the “Company”), and the selling shareholders as set forth on the signature page hereto (the “Selling Shareholders,” and together with the Company, collectively, the “Sellers”), and Veroni Brands Corp., a Delaware corporation (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, the Selling Shareholders own all of the issued and outstanding shares of the Company’s capital stock (collectively, the “Selling Shares” and each a “Selling Share”), each with a par value of $0.001 per share;

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, all of the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Selling Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”).

Section 1.02 Post-Closing Capitalization. After Closing, the Company’s capitalization will be as shown in Schedule 1.02 of the Disclosure Schedules. The term “Disclosure Schedules” means the disclosure schedules, attached hereto, and made a part hereof, delivered by Seller concurrently with the execution, closing, and delivery of this Agreement.

Section 1.03 Payment at Closing. Upon the terms and subject to the conditions set forth in this Agreement, including, but not limited to Section 5.06, as set forth below, Buyer shall do the following (collectively, “Buyer Deliveries”):

(a) at the Closing, pay to Sellers an amount in cash equal to $3,000,000 at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.03 of the Disclosure Schedules (the “Cash Consideration”);

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(b) at the Closing, issue and deliver to Stephen Krauss, trustee of THE STEPHEN AND SHERRIE KRAUSS FAMILY TRUST 2022 and Randal Moos, trustee of THE MOOS 2002 REVOCABLE TRUST secured convertible promissory notes in substantially the form attached hereto as Exhibit A (each a “Secured Notes” and together, the “Secured Notes”), having principal amount equal to such Seller’s pro rata portion of $2,000,000, interest at a rate of 6% per annum, with no interest accruing during the first year, then accrued interest paid annually starting in the second year, with the outstanding principal and interest then outstanding on such Secured Note due in a single payment on the date that is twenty-four (24) months from the date of issuance (the “Maturity Date”), with the Sellers having an option, exercisable at any time prior to the Maturity Date, to convert the then outstanding principal and interest into shares of Buyer’s Common Stock at a conversion price equal to $1.75 per share;

(c) at the Closing, issue and deliver to Stephen Krauss, trustee of THE STEPHEN AND SHERRIE KRAUSS FAMILY TRUST 2022 and Randal Moos, trustee of THE MOOS 2002 REVOCABLE TRUST shares of the Buyer’s common stock, par value $0.001 per share (the “Buyer’s Common Stock”), equal to $5,000,000 divided by $1.75 (or 2,857,142 shares of Buyer’s Common Stock) (the “Stock Consideration”); and

(d) at the Closing, Buyer shall issue and deliver to Stephen Krauss, trustee of THE STEPHEN AND SHERRIE KRAUSS FAMILY TRUST 2022 and Randal Moos, trustee of THE MOOS 2002 REVOCABLE TRUST, pursuant to the Buyer’s equity incentive plan, a non-qualified stock option for up to 2,857,143 shares of the Buyer’s Common Stock, exercisable until the thirty-six (36) month anniversary of the Closing Date at a price equal to $1.75 per share (the “Stock Option Consideration” and, together with the Stock Consideration, the “Securities”).

Section 1.04 During the applicable Lock-up Period (as defined below), each Seller irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Securities received pursuant to this Agreement (including any securities convertible into, or exchangeable for, or representing the rights to receive shares) (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of the Buyer. “Lock-up Period” means a period of ninety (90) days following the Company’s uplist of its common shares to a national exchange.

ARTICLE II
CLOSING

Section 2.01 Closing. Upon the terms and satisfaction of the conditions contained in Section 5.06 of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lucosky Brookman LLP, 101 Wood Avenue South, Woodbridge, New Jersey 08830, or remotely by exchange of documents and signatures (or their electronic counterparts) no later than the second Business Day following the date on which the conditions set forth in Section 5.06 have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived by the applicable party in writing, or at such other place and times and the parties may mutually agree. The date and time at which the Closing actually occurs is herein referred to as the “Closing Date”).

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Section 2.02 Company and Seller Closing Deliverables. At the Closing, the Company and Sellers, as applicable, shall deliver to Buyer the following:

(a) A certificate of the Secretary (or other officer) of the Company certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors and the stockholders of the Company authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller and the Company are a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers of the Company authorized to sign this Agreement and the other Transaction Documents; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect.

(b) A good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction in which the Company is organized and each jurisdiction where the Company is required to be qualified, registered, or authorized to do business. The term “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

(c) A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 (as amended, the “Code”).

(d) An executive employment agreement for an initial term of three (3) years, in form and substance reasonably satisfactory to Buyer, duly executed by each of Stephen Krauss and Randal Moos (the “Executive Employment Agreements”).

(e) Accepted offers of employment on terms and conditions reasonably satisfactory to Buyer to each of Rachel Krauss, Elizabeth Krauss, Lee Area, Timothy Novoa and Kate Howell (collectively, the “Employment Offers”).

(f) Duly executed resignation letters from all officers and directors of the Company to be effective immediately after the Closing.

(g) An Assignment, substantially in the form attached hereto as Exhibit B and duly executed by the Sellers.

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(h) A confirmatory intellectual property assignment agreement in favor of the Company duly executed by all current employees of the Company, in form and substance reasonably satisfactory to the Buyer.

Section 2.03 Buyer’s Deliveries. At the Closing, Buyer shall deliver, pay or issue, as applicable, the following to Sellers:

(a) the Cash Consideration;

(b) the Secured Notes;

(c) the Stock Option Consideration;

(d) the Employment Agreements duly executed by the Buyer; and

(e) the Employment Offers made by the Buyer.

ARTICLE III
Representations and warranties of the company and sellers

The Company and the Sellers, as applicable, represent and warrant to Buyer that the statements contained in this Article ARTICLE III are true and correct as of the date hereof. For purposes of this Article ARTICLE III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of the Company.

Section 3.01 Organization and Authority of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws (as defined in Section Section 3.04) of the state of California. The Company has full power and authority to enter into this Agreement and the other Transaction Documents to which it and Sellers are a party, to carry out the obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Transaction Document to which the Company and Sellers are a party, the performance by Sellers of their obligations hereunder and thereunder, and the consummation by the Company and Sellers of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and each Transaction Document to which the Company and Sellers are a party constitute legal, valid, and binding obligations of the Company and Sellers enforceable against the Company and Sellers in accordance with their respective terms.

Section 3.02 Capitalization.

(a) All of the Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Shares and payment therefor in accordance with the terms of this Agreement, Buyer shall own all of the Selling Shares, free and clear of all Encumbrances.

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(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

(c) Except as set out in Schedule 3.02(c), there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of the Company or obligating Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.

Section 3.03 No Subsidiaries. The Company does not have, or have the right to acquire, an ownership interest in any other Person.

Section 3.04 No Conflicts or Consents. The execution, delivery, and performance by the Company and Sellers of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Sellers or the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Sellers or the Company are a party or by which Sellers or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

Section 3.05 Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years in existence and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the years then ended (the “Financial Statements”) have been delivered to Buyer; provided, however, that if the Sellers do not have audited financial statements for the Company, it will cooperate if the Buyer determines at any time that is needs audited financial statements of the Company. Except as disclosed in Schedule 3.05, the Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in the United States from time to time (“GAAP”), applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2021 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

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Section 3.06 Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, “Liabilities”), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Except as disclosed in Schedule 3.06, the Company further represents and warrants that as of the Closing Date:

a. Except as set forth on Schedule 3.06(a) the Company’s outstanding debt will equal US$0; and

b. Schedule 3.06(b) lists all in-house orders as of the Closing Date and the anticipated cost of completion for all such orders.

Section 3.07 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

Section 3.08 Material Contracts.

(a) Schedule 3.08(a) lists each Contract that is material to the Company (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (as defined in Section Section 3.09), being “Material Contracts”), including the following:

(i) each Contract of the Company involving aggregate consideration in excess of $50,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 30 days’ notice;

(ii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax (as defined in Section Section 3.18(a)), environmental, or other Liability of any Person;

(iii) all Contracts relating to Intellectual Property (as defined in Section Section 3.10(a)), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv) all Contracts relating to trade payables;

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(v) all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company; and

(vi) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.09 Real Property; Title to Assets. Schedule 3.9(a) lists all real property in which the Company has an ownership or leasehold (or subleasehold) interest (together with all buildings, structures, and improvements located thereon, the “Real Property”), including: (i) the street address of each parcel of Real Property; (ii) for Real Property that is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease, and any termination or renewal rights of any party to the lease; and (iii) the current use of each parcel of Real Property. Sellers have delivered or made available to Buyer true, correct, and complete copies of all Contracts, title insurance policies, and surveys relating to the Real Property.

Section 3.10 Intellectual Property.

(a) The term “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) Schedule 3.10(b) lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by the Company (the “Company IP Registrations”). The Company owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted (the “Company Intellectual Property”), free and clear of all Encumbrances. All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all necessary steps to maintain and enforce the Company Intellectual Property.

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(c) The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property.

Section 3.11 Material Customers and Suppliers.

(a) Schedule 3.11(a) sets forth each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $50,000 for each of the two most recent fiscal years (collectively, the “Material Customers”). The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

(b) Schedule 3.11(b) sets forth each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $5,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”). The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

Section 3.12 Insurance. Schedule 3.12 sets forth a true and complete list of all current policies or binders of insurance maintained by Sellers or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers, and directors of the Company ( collectively, the “Insurance Policies”). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither Sellers nor any of their Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of Sellers or any of their Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. For purposes of this Agreement: (x) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

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Section 3.13 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by the Company, Sellers, or any Affiliate of Sellers: (i) relating to or affecting the Company or any of the Company’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

Section 3.14 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities (collectively, “Permits”) in order for the Company to conduct its business, including, without limitation, owning or operating any of the Real Property, have been obtained and are valid and in full force and effect. Schedule 3.14(b) lists all current Permits issued to the Company and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.15 Environmental Matters.

(a) The terms: (i) “Environmental Laws” means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) “Hazardous Substances” means: (A) “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation.

(b) The Company has complied, and is now complying, with all Environmental Laws. Neither the Company nor Sellers have received notice from any Person that the Company, its business or assets, or any real property currently or formerly owned, leased, or used by the Company is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

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(c) There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of the Company; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Company. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Company, and such real property is not affected in any way by any Hazardous Substances.

Section 3.16 Employee Benefit Matters.

(a) Schedule 3.16(a) contains a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, “ERISA”), whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by the Company or under which the Company has or may have any Liability (each, a “Benefit Plan”).

(b) For each Benefit Plan, Sellers have made available to Buyer accurate, current, and complete copies of each of the following: (i) the plan document with all amendments, or if not reduced to writing, a written summary of all material plan terms; (ii) any written contracts and arrangements related to such Benefit Plan, including trust agreements or other funding arrangements, and insurance policies, certificates, and contracts; (iii) in the case of a Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent favorable determination or national office approval letter issued by the Internal Revenue Service and any legal opinions issued thereafter with respect to the Benefit Plan’s continued qualification; (iv) the most recent Form 5500 filed with respect to such Benefit Plan; and (v) any material notices, audits, inquiries, or other correspondence from, or filings with, any Governmental Authority relating to the Benefit Plan.

(c) Each Benefit Plan and related trust has been established, administered, and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code). Nothing has occurred with respect to any Benefit Plan that has subjected or could subject the Company or, with respect to any period on or after the Closing Date, Buyer, or any of its Affiliates, to a civil action, penalty, surcharge, or Tax under applicable Law or which would jeopardize the previously determined qualified status of any Benefit Plan. All benefits, contributions, and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles. Benefits accrued under any unfunded Benefit Plan have been paid, accrued, or adequately reserved for to the extent required by GAAP.

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(d) The Company has not incurred and does not reasonably expect to incur: (i) any Liability under Title I or Title IV of ERISA, any related provisions of the Code, or applicable Law relating to any Benefit Plan; or (ii) any Liability to the Pension Benefit Guaranty Corporation. No complete or partial termination of any Benefit Plan has occurred or is expected to occur.

(e) The Company has not now or at any time within the previous six years contributed to, sponsored, or maintained: (i) any “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) any “single-employer plan” as defined in Section 4001(a)(15) of ERISA; (iii) any “multiple employer plan” as defined in Section 413(c) of the Code; (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975(e)(7) of the Code; or (vi) any other Benefit Plan subject to required minimum funding requirements.

(f) Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason.

(g) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Company to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to amend or terminate any Benefit Plan; (iv) increase the amount payable under any Benefit Plan; (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.1

Section 3.17 Employment Matters.

(a) Schedule 3.17(a) lists: (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in full.

(b) The Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, “Union”), and no Union has represented or purported to represent any employee of the Company. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting the Company or any of its employees.

1 Note to Sellers: This provision is stating that there will be no severance payments or acceleration to the timing of compensation payments required by entering into this Agreement. Additionally, entering into the Agreement will not limit Oxigenesis’ right to amend/terminate any benefit plan, increase any amounts payable under the plan or result excess parachute payments or other types of payments under Section 280(G) of the Code.

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(c) The Company is and has been in compliance with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of the Company.

(d) The Company is and has been in compliance with all tax filings and taxes owed relating to personnel listed on Schedule 3.17(a).

Section 3.18 Taxes.

(a) All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, “Tax Returns”) required to be filed by the Company on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. Seller has delivered to Buyer copies of all Tax Returns and examination reports of the Company and statements of deficiencies assessed against, or agreed to by, the Company, for all Tax periods ending after 2018. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

(b) The Company has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract, or otherwise.

(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(d) Sellers are not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

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(e) The Company is and has been in compliance with all tax filings and taxes owed relating to personnel listed on Schedule 3.17(a)

Section 3.19 Books and Records. The minute books and share record and transfer books of the Company, all of which are in the possession of the Company and have been made available to Buyer, are complete and correct.

Section 3.20 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Sellers.

Section 3.21 Full Disclosure. No representation or warranty by the Company or Sellers in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.22 Own Account. The Selling Shareholders understand that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law and is acquiring the Securities. The Sellers acknowledge that Buyer has not registered the offer and sale of the Securities under the Securities Act or any state securities laws, and that the Securities may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Each Selling Shareholders are acquiring the Securities for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Selling Shareholder’s right to sell the Securities pursuant to a registration statement covering the resale of such security or otherwise in compliance with applicable federal and state securities laws.

Section 3.23 Sophisticated Seller. Each Selling Shareholder is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the ownership of the Buyer’s securities. Each Selling Shareholder is an accredited investor as defined in Rule 501(d) promulgated under the Securities Act.

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Section 3.24 General Solicitation. Each Selling Shareholder is not, to such Selling Shareholder’s knowledge, purchasing the Securities because of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Selling Shareholder, any other general solicitation or general advertisement.

Section 3.25 Access to Information. Each Selling Shareholder acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Buyer’s public filings made with the United States Securities and Exchange Commission (the “SEC”) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Buyer concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, including the Buyer’s (a) Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on April 15, 2022 (which can be obtained through this link https://www.sec.gov/ix?doc=/Archives/edgar/data/0001693690/000149315222010136/form10-k.htm), and (b) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 as filed with the SEC on December 16, 2022 (which can be obtained through this link https://www.sec.gov/ix?doc=/Archives/edgar/data/1693690/000149315222035694/form10-q.htm); and (iii) the opportunity to obtain such additional information that the Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the Securities.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Sellers as follows:

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware. Buyer has requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including without limitation issuance of the Buyer Common Stock. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby (including without limitation issuance of the Buyer Common Stock) and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby (including without limitation issuance of the Buyer Common Stock), do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

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Section 4.03 Buyer Common Stock. The shares of Buyer Common Stock issuable pursuant hereto, when issued by Buyer in accordance with this Agreement, will be duly issued, fully paid, and non-assessable.

Section 4.04 Condition of Assets/Cash Resources. Buyer has good and marketable title to all owned property used in its business, and Buyer has (or will have at Closing) available to it sufficient funds to satisfy its monetary obligations in order to consummate the transactions contemplated hereby.

Section 4.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

ARTICLE V
Covenants AND OTHER AGREEMENTS OF THE PARTIES

Section 5.01 Confidentiality. From and after the Closing, Sellers shall, and shall cause its Affiliates and its and their respective directors, officers, employees, consultants, counsel, accountants, and other agents (collectively, “Representatives”) to, hold in confidence any and all information, in any form, concerning the Company, except to the extent that Sellers can show that such information: (a) is generally available to and known by the public through no fault of Sellers, any of their Affiliates, or their respective Representatives; or (b) is lawfully acquired by Sellers, any of their Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by any obligation. If Sellers or any of their Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Sellers shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed; provided, however, Sellers shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 [Reserved]

Section 5.03 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

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Section 5.04 Transfer Restrictions.

(a) The Stock Consideration may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Stock Consideration other than pursuant to an effective registration statement or Rule 144, the Buyer may require the transferor thereof to provide to the Buyer an opinion of counsel selected by the transferor and reasonably acceptable to the Buyer, the form and substance of which opinion shall be reasonably satisfactory to the Buyer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Selling Shareholder under this Agreement.

(b) The Selling Shareholders agree to the imprinting, so long as is required by this Section 5.04, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) Certificates evidencing the shares underlying the Securities (the “Underlying Shares”) shall not contain any legend (including the legend set forth in Section 5.04(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Buyer shall, at its expense, cause its counsel, or at the option of a Selling Shareholder, counsel determined by such Selling Shareholder, to issue a legal opinion to the Transfer Agent or the Selling Shareholder promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Selling Shareholder, respectively subject to compliance with the Securities Act and/or Rule 144 (for the avoidance of doubt, the Buyer shall pay all costs associated with such opinions).

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Section 5.05 Resale Registration. The Buyer agrees to use its commercially reasonable efforts to cause the filing of a registration statement with the SEC covering the resale of the Underlying Shares by December 31, 2024 and shall use commercially reasonable efforts to cause such registration statement to become effective by December 31, 2024. The Buyer shall qualify or register the Underlying Shares in such states as are reasonably requested by the Selling Shareholders; provided, however, that in no event shall the Buyer be required to register the Underlying Shares in a state in which such registration would cause the Buyer to be obligated to register or license to do business in such state or submit to general service of process in such state. The Buyer shall cause any registration statement filed pursuant to this section to remain effective for a period of at least twelve (12) consecutive months after the date that the registration becomes effective. The Buyer shall bear all fees and expenses attendant to the foregoing registration, other than any and all underwriting discounts, selling commissions, applicable to the sale of the Underlying Shares.

Section 5.06 Closing Conditions. In the event that any of the foregoing conditions are not performed or fulfilled at or before the Closing, the Buyer or the Seller shall have the right, in their respective sole discretion, to terminate this Agreement and the transactions contemplated hereby, and the Buyers and Sellers shall be so released from their respective obligations under this Agreement. The following conditions are for the benefit of the Buyer and the Seller only and accordingly the Buyer and the Seller will be entitled to waive compliance with any such condition it sees fit to do so, without prejudice to its rights and remedies at law and in equity and also without prejudice to any of its rights of termination in the event of non-performance of any other conditions in this agreement in whole or in part:

(a) Financing Condition. The transactions contemplated by this Agreement shall be contingent upon and subject to Buyer successfully obtaining financing of at least $4,000,000 (the “Financing”) by the Closing Date (the “Financing Condition”). If the Buyer is unable to obtain the Financing, the Buyer may provide written notice to Sellers stating that the Buyer has been unable to obtain the Financing and notify Sellers that the Buyer has, subject to the express written permission of the Sellers, elected to either (i) waive the Financing Condition as set forth in this Section 5.06(a), in which event this Agreement will continue as if the Financing had been obtained or (ii) terminate this Agreement. In the event the contemplated financing is frustrated due to reasons outside of the Buyer’s control and through no fault of the Buyer, then Buyer may elect to terminate this Agreement and the Buyer and Sellers shall be released from all further obligations under this Agreement (except those in relation to confidentiality obligations) or the Buyer may elect to proceed to Closing, subject to the express written permission of the Seller, which permission shall not be unreasonably withheld.

(b) Due Diligence. On or prior to the Closing, the Buyer shall have completed and reasonably satisfied itself, in its sole discretion, with the final results of its due diligence review of the Company’s contracts, books, records and other information or documents reasonably requested by the Buyer.

(c) Completion of Satisfactory Audit. On or prior to the Closing, the auditors of the Company (the “Auditors”) shall have completed the Company’s audit in compliance with PCAOB standards (the “Audit”) and such Audit shall not materially deviate from what is shown in the Financial Statements, which shall be solely determined by the Auditors.

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ARTICLE VI
Tax matters

Section 6.01 Tax Covenants.

(a) Without the prior written consent of Buyer, Sellers shall not, to the extent it may affect or relate to the Company: (i) make, change, or rescind any Tax election; (ii) amend any Tax Return; (iii) take any position on any Tax Return; or (iv) take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company, in respect of any taxable period that begins after the Closing Date or, in respect of any taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any Straddle Period beginning after the Closing Date.

(b) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid by Sellers when due. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c) Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to any taxable period or portion thereof ending on or before the Closing Date and all Straddle Period Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method.

Section 6.02 Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocated to Pre-Closing Tax Periods (as defined in Section Section 6.04) for purposes of this Agreement shall be: (a) in the case of Taxes: (i) based upon, or related to, income, receipts, profits, wages, capital, or net worth; (ii) imposed in connection with the sale, transfer, or assignment of property; or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.03 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, Sellers, nor any of Sellers’ Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

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Section 6.04 Tax Indemnification. Sellers shall indemnify the Company, Buyer, and each Buyer Indemnitee (as defined in Section Section 7.01) and hold them harmless from and against (a) any loss, damage, liability, deficiency, Action, judgment, interest, award, penalty, fine, cost or expense of whatever kind (collectively, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement, “Losses”) attributable to any breach of or inaccuracy in any representation or warranty made in Section Section 3.188; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in Article ARTICLE VI; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods (as defined below); (d) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (e) any and all Taxes of any Person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 6.04 within ten business days after payment of such Taxes by Buyer or the Company. The term “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

Section 6.05 No Section 336(e) Election. Sellers shall not make an election under Section 336(e) of the Code with respect to the transactions contemplated by this Agreement.

Section 6.06 Cooperation and Exchange of Information. Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article ARTICLE VI or in connection with any proceeding in respect of Taxes of the Company, including providing copies of relevant Tax Returns and accompanying documents. Each of Sellers and Buyer shall retain all Tax Returns and other documents in its possession relating to Tax matters of the Company for any Pre-Closing Tax Period (collectively, “Tax Records”) until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate.

Section 6.07 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section Section 3.18 and this Article ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus 90 days.

ARTICLE VII
Indemnification

Section 7.01 Indemnification by Sellers. Subject to the other terms and conditions of this Article ARTICLE VII, Sellers shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or the other Transaction Documents; or

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(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Sellers pursuant to this Agreement or the other Transaction Documents.

Section 7.02 Indemnification by Buyer. Subject to the other terms and conditions of this Article ARTICLE VII, Buyer shall indemnify and defend each of Sellers and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement or

(c) any acts, occurrences, or omissions related to the business or business activities of Company occurring after the Closing Date.

Section 7.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.04 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section Section 3.188 which are subject to Article ARTICLE VI) and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is 12 months from the Closing Date; provided, however, the representations and warranties in Section Section 3.01, Section Section 3.02, Section Section 3.03, Section Section 3.20, Section Section 4.01 and Section Section 4.05 shall survive indefinitely. Subject to Article ARTICLE VI, all covenants and agreements of the parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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Section 7.05 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section Section 3.188 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in Article ARTICLE VI) shall be governed exclusively by Article VI hereof.

Section 7.06 Cumulative Remedies. The rights and remedies provided for in this Article ARTICLE VII (and in Article VI) are cumulative and are in addition to and not in substitution for any other rights and remedies available at Law or in equity or otherwise.

ARTICLE VIII
Miscellaneous

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller:	Oxigenesis, Inc. 2917 Union Road, Suite B Paso Robles, CA 93446 Email: Attention: Stephen Krauss, Founder and Chairman

with a copy (which shall not constitute notice) to:	Jonathan T. van Heel 1324 NW Jacksonville Ave. Bend, OR 97703 Email: Attention: Jonathan T. van Heel

If to Buyer:	Veroni Brands Corp. 350 S. Northwest Highway, Suite 300 Park Ridge, IL 60068 Email: Attention: Igor Gabal, President

with a copy (which shall not constitute notice) to:	Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 Facsimile: (732) 395-4401 Email: Attention: Lawrence Metelitsa, Esq.

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Section 8.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents (and Exhibits, if any) and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

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Section 8.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, including all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Illinois in each case located in the county of Cook, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

OXIGENESIS, INC.

By:
Name:	Stephen Krauss
Title:	Founder and Chairman

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SellING SHAREHOLDERS:

THE STEPHEN AND SHERRIE KRAUSS FAMILY TRUST 2022

By:
Name:	Stephen Krauss
Title:	Trustee

THE MOOS 2002 REVOCABLE TRUST

By:
Name:	Randal Moos
Title:	Trustee

OXIGEN BEVERAGES INC

By:
Name:	Scott Ogilvie
Title:	Executive Chairman

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

VERONI BRANDS CORP.

By:
Name:	Igor Gabal
Title:	President

[Signature Page to Asset Purchase Agreement]

DEFINITIONS CROSS-REFERENCE TABLE

The following terms have the meanings set forth in the location in this Agreement referenced below:

Term	Section
Actions	Section Section 3.13(a)
Affiliate	Section Section 3.12
Agreement	Preamble
Balance Sheet	Section Section 3.05
Balance Sheet Date	Section Section 3.05
Benefit Plans	Section Section 3.16(a)
Buyer	Preamble
Buyer Common Stock	Section 1.02(b)
Buyer Indemnitees	Section Section 7.01
Cash Consideration	Section 1.02(a)
Closing	Section Section 2.01
Closing Date	Section Section 2.01
Code	Section Section 2.02(c)
Company	Recitals
Company Intellectual Property	Section Section 3.10(b)
Company IP Registrations	Section Section 3.10(b)
Contracts	Section Section 3.04
Disclosure Schedules	Section Section 1.03
Encumbrance	Section Section 1.01
Environmental Laws	Section Section 3.15(a)
ERISA	Section Section 3.16(a)
Financial Statements	Section Section 3.05
GAAP	Section Section 3.05
Governmental Authority	Section Section 2.02(b)
Governmental Order	Section Section 3.04
Hazardous Substances	Section Section 3.15(a)

Indemnified Party	Section Section 7.03
Indemnifying Party	Section Section 7.03
Insurance Policies	Section Section 3.12
Intellectual Property	Section Section 3.10(a)
Law	Section Section 3.04
Liabilities	Section Section 3.06
Losses	Section Section 6.04
Material Contracts	Section Section 3.08(a)
Material Customers	Section Section 3.11(a)
Material Suppliers	Section Section 3.11(b)
Net Income	Section 1.03(a)
Permits	Section Section 3.14(b)
Person	Section Section 3.02(b)
Pre-Closing Tax Period	Section Section 6.04
Real Property	Section Section 3.09
Representatives	Section Section 5.01
Restricted Business
Restricted Period
Securities Act
Sellers	Preamble
Seller Indemnitees	Section Section 7.02
Shares and Selling Shares	Recitals
Straddle Period	Section Section 6.01(a)
Target Amount	Section 1.03(a)
Taxes	Section Section 3.18(a)
Tax Records	Section Section 6.06
Tax Returns	Section Section 3.18(a)
Territory
Transaction Documents	Section Section 2.02(a)
Union	Section Section 3.17(b)

EXHIBIT A

Form of Secured Convertible Promissory Note

[see attached]

EXHIBIT B

Form of Assignment

[see attached]